Exhibit 4.29

THIRD AMENDMENT TO THE
AMENDED AND RESTATED FRACTION IV-1 PASTE SUPPLY AGREEMENT

This Third Amendment to the Amended and Restated Fraction IV-1 Paste Supply Agreement (“Third Amendment”) effective this 1st day of January, 2015 (“Effective Date”), by and between Baxter Healthcare Corporation having a place of business at One Baxter Way, Westlake Village, California 91361 (hereinafter “BAXTER”), and Kamada Ltd., having a place of business at Science Park, Kiryat Weizmann, 7 Sapir St., Ness-Ziona, 74036, Israel (hereinafter “KAMADA”).  BAXTER and KAMADA shall collectively be referred to as the "Parties”.

RECITALS

WHEREAS, the Parties entered into an Amended and Restated Fraction IV-1 Paste Supply Agreement (“Agreement”) effective August 23, 2010; a First Amendment (“First Amendment”) to the Amended and Restated Fraction IV-1 Paste Supply Agreement dated May 10, 2011; a Second Amendment (“Second Amendment”) to the Amended and Restated Fraction IV-1 Paste Supply Agreement dated June 22, 2011; and

WHEREAS, the Parties desire to enter into a Third Amendment of the Agreement in order to replace the specifications referenced in Section 1 a. and Exhibit A of the Agreement; replace the contact notices in Section 11 of the Agreement; replace Exhibit B in its entirety; replace Exhibit C in its entirety; and, replace Exhibit D in its entirety from the Agreement.

NOW THEREFORE, it is hereby agreed as follows:

1.
Section 1(a) of the Agreement and Exhibit A “Product Specifications” of the Agreement shall be deleted in its entirety and shall be replaced with the following paragraph and the attached Exhibit A and incorporated herein by reference to this Third Amendment.

“Baxter shall supply to Kamada Paste that meets the specifications as set forth in Exhibit A which is attached to this Amendment and incorporated herein by reference in accordance with FDA regulations and guidelines (collectively, the “Specifications”) for further processing by Kamada for use in humans.”

2.	Section 11 of the Agreement shall be deleted in its entirety and shall be replaced with the following paragraph and incorporated herein by reference to this Third Amendment.

Notices.  All notices given under this Agreement shall be in writing and shall be given as of the date it is in any one of the following methods: (1) hand delivered; (2) sent by facsimile or electronic transmission; (3) mailed (U.S. or international) to the parties at the addresses set forth below, or such other addresses as the parties may designate in writing.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.
Third Amendment to the Amended and Restated Fraction IV-1 Paste Supply Agreement

Notice to:	Kamada Ltd.
7 Sapir St. Kiryat Weizmann
Ness-Ziona 74036
Israel
Attn: President/CEO

Notice to:	Baxalta US Inc.
4501 Colorado Boulevard
Los Angeles, CA 90039
Attn: Plant Manager

Copy to:	Baxalta US Inc. – BioLife Plasma Services L.P.
One Baxter Way
Westlake Village, CA 91361
Attn: Logistics, Contract Manager

3.	Per Section 12 “Assignment” Baxter Healthcare Corporation has assigned this Agreement to Baxalta US Inc. All references to Baxter in the Agreement shall now be read to refer to Baxalta.

4.	Section 14 “Entire Agreement; Waiver” shall be deleted in its entirety and shall be replaced with the following paragraph and incorporated herein by reference to this Third Amendment.

“Entire Agreement; Waiver. This Agreement, including the Exhibits hereto, the TLA and the MSDA, constitute the entire agreement between the Parties relating to the subject matter thereof, and all prior proposals, discussions, letters and agreements by and between the Parties and relating to the subject matter herein are hereby suspended and rendered null and void, except for the Confidential Disclosure Agreement dated March 31, 2006.  None of the terms of this Agreement shall be deemed to be waived by either Party or amended unless such waiver or amendment is written and signed by both Parties, and recites specifically that it is a waiver of, or amendments to, the terms of this Agreement.  Unless the Parties agree in writing, including by mutual signature on Kamada’s Purchase Orders, the terms of this Agreement shall take precedence over Purchase Orders, and any conflicting or inconsistent terms of Kamada’s purchase Order shall be null and void”.

5.	Section 21 “Baxter Paste Record Inspection of Kamada” is added to this Agreement and reads asfollows:

“Baxter Paste Record Inspection. Baxter shall have the right to inspect Kamada’s records for the purpose of verifying the traceability and reconciliation of the use of No Charge Paste (as defined in Exhibit C) from No Charge Paste receipt through manufacturing into finished Glassia product.  Baxter shall have access to such documents provided for in this Agreement for the preceding [*****], at reasonable intervals (but no more frequently than once in any [*****] period) and upon not less than [*****] prior written notice. Upon receipt of written notice, Baxter and Kamada shall confer to agree upon an acceptable date for the inspection, taking into account normal activities of Kamada’s manufacturing function.  Baxter’s access to Kamada’s documents shall include No Charge Paste receipt reports, the Paste tractability information report from the No Charge Paste manufacturing batch records, No Charge Paste consumption reports and other available reports that link the traceability of No Charge Paste usage and manufacturing of paste lots into finished Glassia product.  Preferably, such reports shall be provided from Kamada’s validated ERP system(s) (or equivalent) if available. All expenses related to such inspection shall be borne by Baxter.”

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.
Third Amendment to the Amended and Restated Fraction IV-1 Paste Supply Agreement

6.	Exhibit A “Product Specifications” of the Agreement shall be deleted in its entirety and shall be replaced with a new Exhibit A “Product Specifications” as attached to this Third Amendment.

7.
Exhibit B “Quality Agreement” of the Agreement shall be deleted in its entirety and shall be replaced with a new Exhibit B “Quality Agreement” as attached to this Third Amendment.  The Parties acknowledge and agree that the Quality Agreement in Exhibit B of the Agreement may be modified and replaced from time to time as mutually agreed to by the Parties and that any future modified version of the Quality Agreement will not require an amendment to the Agreement with the sole exception of any change made to the Product Specification Fr. IV-1 Paste, Los Angeles which will require an amendment.

8.	Exhibit C “Prices and Payment Terms” shall be deleted in its entirety and shall be replaced with a new Exhibit C “Prices and Payment Terms” as attached to this Third Amendment.

9.	Exhibit D “Forecasting” shall be deleted in its entirety and shall be replaced with a new Exhibit D “Forecasting” as attached to this Third Amendment.

Except as specifically modified herein, all other terms and conditions of the Agreement and Exhibits shall remain in full force and effect and are hereby affirmed, confirmed and ratified.

IN WITNESS WHEREOF, the Parties have caused this Third Amendment to be executed by their duly authorized representatives.

BAXALTA US INC.	KAMADA LTD.
By:/s/ Ludwig Hantson Name: Ludwig Hantson Title: CVP, President – Bioscience Date: July 19, 2015	By: /s/ David Tsur Name: David Tsur Title: Chief Executive Officer Date: 5/28/15
By: /s/ Gil Efron Name: Gil Efron Title: Chief Financial Officer Date: 5/28/15

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.
Third Amendment to the Amended and Restated Fraction IV-1 Paste Supply Agreement

Exhibit A to the Third Amendment
of the Amended and Restated Fr. IV-1 Paste Supply Agreement

Product Specifications

1.  Product Specifications - Paste is manufactured according to the specifications attached as Attachment 1, “Product Specification Fr. IV-1 Paste, Los Angeles” attached hereto.

2.  Paste Dating - At time of delivery, all batches of the Paste supplied to Kamada hereunder shall be no older than [*****] from the date of separation; provided a batch of Paste may be up to [*****] from the date of separation with the prior written approval of Kamada.

3.  Paste Flavor - Each manufacturing pool consists exclusively of either recovered plasma or source plasma.  Beginning [*****], the paste supply to Kamada shall solely consist of paste that is manufactured by filter press from source or recovered plasma.

4.  Paste Samples - Each shipment of Paste shall include representative Fr. IV-1 Paste samples for each manufactured lot shipped therein.  [*****] aliquots of not less than [*****] each of Fr. IV-1 Paste from each lot are to be collected and transferred to [*****] individual [*****] polypropylene test tubes.  The sample test tubes shall be marked with the lot number and shall be placed in Can A of each lot for each shipment.  Such samples shall be frozen at a temperature no warmer than -20° Celsius until shipment.

5.  Required Documentation - Original or scanned and e-mailed shipment documents are to be presented to Kamada at the time of shipment and are to include:

-	Commercial Invoice

-	Packing List

-	Shipper’s Letter of Instructions

-	Certificate of Analysis (template attached to this Exhibit A as Attachment 2)

-	Packing List stating lot number and kilogram weights for each lot; can weight per lot will be included on a separate document

-	Certificate of Origin

-	Airway bill of Bill of Lading (issued by Kamada’s freight forwarder)

A preliminary invoice should be sent to Kamada via e-mail approximately [*****] before a shipment and is to include the Fr. IV-1 paste lots numbers and weights that will be shipped under the final Commercial Invoice, as known at the time of issuance of the preliminary invoice. In case of changes with lots numbers or/and weights, a revised preliminary invoice should be sent to Kamada once the information is available.

In case there are any differences between the preliminary invoice and the commercial invoice, then such differences must be communicated by Baxter no later than the time of shipment.

Attachment 1	“Product Specification for Fr. IV-1 Paste, Los Angeles”
Attachment 2	Certificate of Analysis (template)
Attachment 3	Labeling Guidelines

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.
Exhibit A to the Third Amendment of the Amended and Restated Fr. IV-1 Paste Supply Agreement

Exhibit C to the Third Amendment
of Amended and Restated Fr. IV-1 Paste Supply Agreement

Prices and Payment Terms

1.
No Charge Paste.  Baxter shall provide to Kamada at no charge (other than shipping costs and applicable tax or other related charges) all quantities of Paste required in order to support Kamada's obligations under the TLA and the MSDA (taking into account also reasonable quantity of rejected in-process Paste and rejected Products) (“No Charge Paste”). The No Charge Paste supports Kamada’s obligations to further manufacture and supply the A1PI finished product to Baxter for Baxter’s distribution to its geographies.  All purchase orders of No Charge Paste submitted by Kamada to Baxter shall reference the appropriate product code number [*****].

[*****].

2.
Supplementary Paste.  In addition to the provision of the No Charge Paste described under Section 1 above, Baxter shall provide to Kamada Paste that will be used by Kamada for its own needs, not to be sold or transferred to re-sellers or brokers (“Supplementary Paste”), at the price stated in Section 2(b) below.  The Supplementary Paste supply shall be in accordance to the “Supplementary Forecast” as described in Section 2 of Exhibit D and shall be in accordance to the following terms:

(a) Order of Supplementary Paste by Kamada shall be made in accordance to Section 3 of Exhibit D.  All purchase orders of Supplementary Paste submitted by Kamada to Baxter shall reference the amount of Paste lots (purchase orders shall consist of multiples of [*****] kilograms) and shall reference the appropriate Baxter product code number [*****].  Baxter shall supply to Kamada up to a maximum quantity of [*****] kilograms of Supplementary Paste manufactured by the filter press process per each [*****] month calendar period. Long range supply meetings will be held on an annual basis and either Party shall contact the other Party at least [*****] days prior to the end of each calendar year to discuss the Supplementary Paste supply for the following calendar year(s). To the extent Kamada wishes to order, during any calendar year, Supplementary Paste at a quantity which exceeds [*****] kilograms of Supplementary Paste, it will provide Baxter a prior written notice in this respect in the annual long range supply meeting, in accordance with following table:

Paste Quantity (aggregate amount on an annual basis)	Forecast Notice
[*****]	[*****]*
[*****]	[*****]*

* Breakdown to be provided in the rolling forecast

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.
Exhibit C to the Third Amendment of Amended and Restated Fr. IV-1 Paste Supply Agreement

(b) The price is to be determined by Baxter in its sole discretion (the "Supplementary Paste Price"); provided, however, that the price shall not exceed [*****] per kilogram for the Supplementary Paste processed by filter press [*****].  Kamada shall send purchase orders ninety days (90) days in advance for the Supplementary Paste in accordance to the instructions listed in Exhibit D supply via email to:

[*****]; and to,
[*****].

(c) Beginning [*****].  Both Parties agree that the commodity “Biological products for human use” under commodity code [*****] shall be used as the designated item for the percentage change as listed in the Producer Price Index.

3.
Purchase of Re-designated Paste Equivalent (to A1PI Finished Product).  Beginning [*****], Kamada shall have the option to purchase from Baxter re-designated paste equivalent (to A1PI finished product), which was originally received as No Charge Paste ("Re-designated Paste Equivalent") for its own needs, under the following conditions:

(a) Kamada shall provide a written request to Baxter of Kamada’s desire to purchase Re-designated Paste Equivalent from Baxter for its own needs.  Such written request shall be provided prior to Kamada’s labelling of the AIPI finished product, and the request shall include the corresponding Fr. IV-1 Paste lot #(s); the amount of requested Re-designated Paste Equivalent and the desired date of purchase.   Within [*****] calendar days of Baxter’s receipt of such request, Baxter shall notify Kamada of Baxter’s approval or non-approval of Kamada’s order request.  Such order request shall not be unreasonably withheld by Baxter.  In the event that Baxter accepts Kamada’s purchase request, Kamada shall issue Baxter a purchase order including the aforementioned details of the Re-designated Paste Equivalent and the appropriate Baxter Product Code [*****].  Kamada shall issue the purchase order via email for the purchase of the Re-designated Paste Equivalent to:

[*****]; and
[*****].

(b)  Kamada agrees to pay Baxter [*****] for such Re-designated Paste Equivalent [*****].  The [*****] price will be adhered to in accordance with Section 2(b).  [*****].

(c) [*****]. Kamada will report the corresponding Fr. IV-1 Paste lot #(s) and the amount of Re-designated Paste on a quarterly basis.  For such Re-designated Paste Equivalents, the purchase price designated in Section 3(b) above shall not apply, however, the purchase price shall be the Supplementary Paste price designated in Section 2(b) above.

4.	Supply Shortage. In the event Baxter materially fails to supply the No Charge Paste to Kamada as contemplated in this Agreement, Kamada reserves the right to:

manufacture the A1PI finished product for distribution in the Baxter Territory using alternative paste from an alternative raw material supplier or suppliers; provided that all regulatory requirements and Specifications for the A1PI finished product are met.   In such event, the transfer price charged to Baxter shall be adjusted to reflect the actual incremental costs (if any) incurred by Kamada for such alternative paste; provided, however, that in no event shall the transfer price exceed [*****] of the then prevailing Market Price for A1PI finished product.

5.
Delivery Terms.  Delivery of Paste - [*****] (INCOTERMS 2000).   Delivery charges are the responsibility of Kamada from [*****]. Loading and shipping of the Fraction IV-1 Paste shall be according to the previously validated procedure "Validation of Shipment of Paste Intermediates via Envirotainer [*****] container", Final Report [*****], or as otherwise agreed by the Parties in writing.  Paste shall be shipped to the address provided by Kamada as follows:

Inventory Planner
Karnada Ltd.
Kibutz Beit Kama
M.P. Negev 85325
Israel
Tel Direct: 972-8-9913103
Tel General: 972-8-9913111

Baxter shall label Paste per Attachment 3 of Exhibit A.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.
Exhibit C to the Third Amendment of Amended and Restated Fr. IV-1 Paste Supply Agreement

6.	PAYMENT TERMS:

(a)   Supplementary Paste purchases: Baxter shall invoice Kamada for each shipment of Supplementary Paste upon pickup of such Supplementary Paste shipment from Baxter's facility in Van Nuys.  Payment shall be due at Net [*****] days of the date of Baxter's invoice, subject to Section 2 of this Agreement and provided that upon rejection/supply shortage, as described in Section 4 hereof, such invoice shall be due Net [*****] days following receipt of the replacement Supplementary Paste.

All payments shall be made in US Dollars by way of wire transfer to such bank account that shall be designated from time to time by Baxter.  It is agreed that any delay in transfer of any payment hereunder because of telecommunication and other inter-banks issues shall not be considered default by Kamada.

Kamada to remit payment by wire transfer through the following instructions:

Bank:	[*****]
City, State:	[*****]
Country:	[*****]
Account No.:	[*****]
Tax ID No:	[*****]
ABA No.:	[*****]
Account Name:	[*****]

Kamada to reference the document #s when remitting payment to Baxter.  Kamada to provide remittance advice to: [*****]

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.
Exhibit C to the Third Amendment of Amended and Restated Fr. IV-1 Paste Supply Agreement

Baxter to bill to:	Kamada Ltd.	cc. Kamada Ltd.
	Science Park	Kibutz Beit Kama
	P.O. Box 4081	M.P. Negev 85325
	Kiryat Weizmann	Israel
	Ness-Ziona 74140, Israel	Attn: Planning
Attn: Mr. David Tsur

(b)     Re-designated Paste Equivalent Purchases:  Baxter shall invoice Kamada upon Baxter’s receipt of Kamada’s purchase order providing details of the Re-designated Paste Equivalent per Section 3(a), and the invoice shall reflect the price in accordance to Section 3(b) or 3(c) (if applicable) of this Exhibit.  The payment terms shall be immediately due and payable upon Kamada’s receipt of Baxter’s invoice and remittance shall be made as indicated on the invoice.  If payment is not received within [*****] calendar days of receipt of invoice, a late fee of [*****] shall be applied for every [*****] day delay at full payment of invoice.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.
Exhibit C to the Third Amendment of Amended and Restated Fr. IV-1 Paste Supply Agreement

Exhibit D to the Third Amendment of the
Amended and Restated Fr. IV-1 Paste Supply Agreement

Forecasting

1.
Paste Forecasting.  On a monthly basis, between the [*****] and the [*****] days of each calendar month, the Parties will hold a monthly conference call or meeting (the “Monthly Operations Meeting”) during which Baxter and Kamada will discuss, based on an agreed upon format, the status of the Paste supply plan and Products production plan and, reconcile any changes between this planning cycle and the previous one. Where mutual consent cannot reconcile any changes over the previous plan, the terms of the Exclusive Manufacturing, Supply and Distribution Agreement effective August 23, 2010 (“Distribution Agreement”) shall prevail.

   During the Monthly Operations Meeting:

a.	Baxter will provide Kamada an updated plan containing:

1.	A1PI Finished Products requirements plan for the next rolling [*****] months;

2.
No Charge Paste delivery schedule (paste processed by Filter Press will  not be older than [*****] months from teardown to delivery date) for the next rolling [*****] months, specifying the teardown date and source (Source/Recovered) as planning allows;

3.	Actual performance of the Paste supply plan and any deviations from the plan during the previous [*****] months.

b.	Kamada will provide Baxter the following data based on historical performance or good faith non-binding estimate consistent with the data provided in Section a. above, as the case may be:

1.	Monthly yields per kg of input Paste for finished Products (with a one month time lag);

2.	Planned lead time from suspension of Paste until release of finished Products for each available pathway;

3.	Number of manufacturing batches planned for Products to be supplied to Baxter per month for the next rolling [*****] months and actual performance compared to planned for the previous month;

4.
Manufacturing plan for the consumption of Paste to be used for the production of Products to be supplied to Baxter for the next rolling [*****] months and actual consumption of Paste compared to planned consumption for the previous month;

5.
Products release planned schedule for all current Paste to be used for the manufacturing of Products to be delivered to Baxter, based on the terms of Section 4.2(b) of the Distribution Agreement and actual release of Products compared to planned release for the previous month (release planned schedule to cross-match Paste Lot to finished Products);

6.	Supplementary Paste requirements for Kamada territories including required source (Source/Recovered) for the next rolling [*****] months.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.
Exhibit D to the Third Amendment of the Amended and Restated Fr. IV-1 Paste Supply Agreement

Exhibit D to the Third Amendment of the
Amended and Restated Fr. IV-1 Paste Supply Agreement

Forecasting

2.   Paste Forecasting under Section 2 of Exhibit C (Supplementary Paste).   Concurrently with the Forecast, as specified in Section 1 above, Kamada shall provide Baxter in writing a good faith monthly forecast of Kamada's expected  requirements for delivery of Paste under Section 2 of Exhibit C (consistent with the Specifications (including then current packaging requirements)), for each month in the following [*****] month period ("Supplementary Forecast").   The first [*****] months included in each such Supplementary Forecast shall constitute a binding commitment on Kamada’s behalf to purchase the quantities of Paste set forth in such Supplementary Forecast.  Kamada shall not be obligated to purchase nor shall it have any liability in respect of the remaining [*****] months of any Supplementary Forecast.

3.   No Charge Paste and Supplementary Paste – Purchase Orders.   Without derogating from Kamada's obligations to purchase the quantities of Pastes set forth in the binding portion of the No Charge Forecastand the Supplementary Forecast, from time to time, Kamada shall deliver binding purchase orders in accordance with the Forecast or the Supplementary Forecast, as the case may be, for Paste by written or electronic purchase order (or by any other means agreed to by the Parties) to Baxter.  Baxter shall either: (i) acknowledge and accept or (ii) reject any Kamada purchase order in writing within [*****] days of receipt. All such purchase orders shall be irrevocable.  Purchase orders shall set forth the desired date of delivery with respect to the Paste ordered and shall be placed at least [*****] days prior to such desired date of delivery, unless otherwise agreed to by the Parties in writing.  All Paste ordered by Kamada under this Agreement shall be delivered on or before the delivery date set forth in the applicable purchase order, unless otherwise agreed to by the Parties in writing, provided that each shipment shall be pre-coordinated with the logistics and planning department of Kamada.

4.   Deemed Acceptance.   If (i) Baxter does not provide an acknowledgement to Kamada within [*****] days of its receipt of a purchase order and (ii) the aggregate quantities set forth in the purchase orders for delivery in the applicable month do not exceed the quantity set forth in the Supplementary Forecast (unless Baxter has otherwise affirmatively agreed in writing to meet the excess quantities ordered), Baxter shall be deemed to have accepted each purchase order from Kamada.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.
Exhibit D to the Third Amendment of the Amended and Restated Fr. IV-1 Paste Supply Agreement